CONSULTANCY AGREEMENT

THIS CONSULTANCY AGREEMENT is made the 16th day of March 2024 between **EUDA HEALTH HOLDINGS LIMITED**, a company incorporated in the British Virgin Islands and having its registered office at Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, British Virgin Island (hereinafter referred to as "the Client" or "the Company") and **8I ENTERPRISES PTE LTD**, a company incorporated in Singapore and having its registered office at 6 Eu Tong Sen Street, #08-13 The Central, Singapore 059817 (hereinafter referred to as "the Consultant").

WHEREAS:

(A) The Consultant is engaged in the business of offering consultancy services with respect to merger and acquisition projects and their funding and has considerable skill, knowledge and experience in those fields.

(B) In reliance upon that skill, knowledge and experience the Client wishes to engage the Consultant to provide services in relation to the said fields (the “Services”) and the Consultant agrees to accept the engagement on the following terms.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1 Interpretation

1.1 In this Agreement:

'Affiliate' means any company, partnership or other entity which directly or indirectly controls, is controlled by or is under common control of either the Client or the Consultant;

'Control' means the legal power to direct or cause the direction of the general management and policies of the party in question;

'Agreement' means this instrument and any and all Schedules to this Agreement as the same may be amended, modified or supplemented from time to time in accordance with these provisions;

'The Board' means the Board of Directors from time to time of the Client;

'Commencement Date' means 16th March 2024;

‘The Project’ means the job which requires the Services;

‘The Site’ means any site specified by the Client.

1.2 The headings in this Agreement are inserted only for convenience and shall not affect its construction.

1.3 Where appropriate words denoting a singular number only shall include the plural and vice versa.

1.4 Reference to any statute or statutory provision includes a reference to the statute or statutory provisions as from time to time amended, extended or re-enacted.

2. Duration

2.1 The Consultant shall begin to provide the Services on the Commencement Date and shall continue to provide the Services until the termination of this Agreement as provided in clause 6.

3. Positive obligations of the consultant

3.1 The Consultant shall give priority to the provision of the Services over all other business activities undertaken by the Consultant.

3.2 The Consultant shall provide the Services at the Site.

3.3 The Consultant shall at all times during the period of this Agreement:

3.3.1 faithfully and diligently perform those duties and exercise such powers consistent with them which are from time to time necessary in connection with the provision of the Services;

3.3.2 obey all lawful and reasonable directions of the Board;

3.3.3 use its best endeavours to promote the interests of the Client and its Affiliates.

4 Payment and Benefits

4.1 In consideration of the provision of the Services, the Client shall pay to the Consultant USD180,000.00 per annum to be paid on each anniversary of the Commencement Date until the termination of this Agreement.

4.2 All payments to the Consultant shall be made by the Client by a cheque or bank transfer to the account of the Consultant at a bank to be nominated in writing by the Consultant.

4.3 Payment by the Client shall be without prejudice to any claims or rights which the Client may have against the Consultant and shall not constitute any admission by the Client as to the performance by the Consultant of its obligations hereunder. Prior to making any such payment, the Client shall be entitled to make deductions or deferments in respect of any disputes or claims whatsoever with or against the Consultant.

5 Obligations of the Client

5.1 Throughout the period of this Agreement the Client shall afford the Consultant such access to the Site and the Client's information records and other material relevant to the Project as the Consultant may require to provide the Services hereof provided always that the Client shall be obliged to afford such access only during its normal business hours. Further the Client shall:

5.1.1 advise the Consultant of the rules and regulations which are then in force for the conduct of personnel at the Site. The Consultant shall ensure that its personnel comply with any such rules and regulations;

5.1.2 make available such working space and facilities at the Site as the Consultant may reasonably require. Such working space and facilities shall be comparable to but not better than those given by the Client to its own personnel of similar status;

5.1.3 make available appropriate personnel to liaise with the Consultant; and

5.1.4 secure and otherwise keep safe all and any property of the Consultant.

5.1.5 The Client shall supply the Consultant free of charge with such materials, information or documents (where necessary, translated to the English Language or Mandarin) which the Consultant may need to carry out the Services.

6 Termination

6.1 This Agreement shall continue unless terminated by either party by giving the other thirty (30) days' notice in witing.

6.2 In addition to the Client's rights of termination pursuant to clause 6.1 either party may terminate this Agreement forthwith by notice in writing to the other if the other:

6.2.1 commits a breach of this Agreement which in the case of a breach capable of remedy shall not have been remedied within 30 days of the receipt by the other of a notice from the innocent party identifying the breach and requiring its remedy; and

6.2.2 is unable to pay its debts or enters into compulsory or voluntary liquidation (other than for the purpose of effecting a reconstruction or amalgamation in such manner that the company resulting from such reconstruction or amalgamation if a different legal entity shall agree to be bound by and assume the obligations of the relevant party under this Agreement) or compounds with or convenes a meeting of its creditors or has a receiver or manager or an administrator appointed or ceases for any reason to carry on business or takes or suffers any similar action which in the opinion of the party giving notice means that the other may be unable to pay its debts.

6.3 Termination of this Agreement for whatever reason shall not affect the accrued rights of the parties arising in any way out of this Agreement as at the date of termination and, in particular but without limitation, the right to recover damages against the other and all provisions which are expressed to survive this Agreement shall remain in force and effect.

7 Assignment

7.1 Subject to the provisions of clause 7.2 below neither party shall assign, transfer, sub-contract or in any other manner make over to any third party the benefit and/or burden of this Agreement without the prior written consent of the other.

7.2 This Agreement shall be binding upon the successors and assigns of the parties hereto and the name of a party appearing herein shall be deemed to include the names of its successors and assigns provided always that nothing shall permit any assignment by either party except as expressly provided.

8 Governing law and jurisdiction

8.1 The validity construction and performance of this Agreement shall be governed by Singapore law.

8.2 All disputes, claims or proceedings between the parties relating to the validity construction or performance of this Agreement shall be subject to the non-exclusive jurisdiction of the High Court of Singapore to which the parties hereto irrevocably submit. Each of the parties irrevocably consents to the award or grant of any relief in any such proceedings before the High Court of Singapore. Either party shall have the right to take proceedings in any other jurisdiction for the purposes of enforcing a judgment or order obtained from the High Court of Singapore.

9 Force majeure

9.1 Neither party shall be in breach of this Agreement if there is any total or partial failure of performance by it of its duties and obligations under this Agreement occasioned by any act of God, fire, act of government or state, war, civil commotion, insurrection, embargo, prevention from or hindrance in obtaining any raw materials, energy or other supplies, labour disputes of whatever nature and any other reason beyond the control of either party. If either party is unable to perform its duties and obligations under this Agreement as a direct result of the effect of one of those reasons, that party shall give written notice to the other of the inability which sets out full details of the reason in question. The operation of this Agreement shall be suspended during the period (and only during the period) in which the reason continues. Forthwith upon the reason ceasing to exist, the party relying upon it shall give written advice to the other of this fact. If the reason continues for a period of more than 90 days and substantially affects the commercial intention of this Agreement, the party not claiming relief under this clause 9 shall have the right to terminate this Agreement upon giving 30 days' written notice of such termination to the other party.

10 Illegality

10.1 If any provision or term of this Agreement or any part thereof shall become or be declared illegal invalid or unenforceable for any reason whatsoever including but without limitation by reason of the provisions of any legislation or other provisions having the force of law or by reason of any decision of any Court or other body or authority having jurisdiction over the parties or this Agreement, such terms or provisions shall be divisible from this Agreement and shall be deemed to be deleted from this Agreement in the jurisdiction in question provided always that, if any such deletion substantially affects or alters the commercial basis of this Agreement, the parties shall negotiate in good faith to amend and modify the provisions and terms of this Agreement as may be necessary or desirable in the circumstances.

11 Entire agreement/amendment/waiver/press releases/costs

11.1 This Agreement embodies and sets forth the entire agreement and understanding of the parties and supersedes all prior oral or written agreements understandings or arrangements relating to the subject matter of this Agreement. Neither party shall be entitled to rely on any agreement, understanding or arrangement which is not expressly set forth in this Agreement.

11.2 This Agreement shall not be amended, modified, varied or supplemented except in writing signed by duly authorised representatives of the parties.

11.3 No failure to delay on the part of either party hereto to exercise any right or remedy under this Agreement shall be construed or operated as a waiver thereof nor shall any single or partial exercise of any right or remedy as the case may be. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

11.4 The text of any press release or other communication to be published by or in the media concerning the subject matter of this Agreement shall require the approval of each party.

11.5 Each of the parties hereto shall be responsible for its respective legal and other costs incurred in relation to the preparation of this Agreement.

12 Notice

12.1 Any notice or other document to be given under this Agreement shall be in writing and shall be deemed to have been duly given if left at or sent by:

12.1.1 registered post; or

12.1.2 telex, facsimile or other electronic media to a party at the address or relevant telecommunications number for such party or such other address as the party may from time to time designate by written notice to the others.

12.2 All such notices and documents shall be in the English language. Aily notice or other document shall be deemed to have been received by the addressee two working days following the date of despatch of the notice or other document by post or, where the notice or other document is sent by hand or is given by telex, facsimile or other electronic media, simultaneously with the delivery or transmission. To prove the giving of a notice or other document it shall be sufficient to show that it was despatched.

IN WITNESS WHEREOF the parties have hereunto set their hands on the day and date first above written.

Signed by **CHEN WEI WEN KELVIN**)
for and on behalf of)
EUDA HEALTH HOLDINGS LIMITED)
the presence of:)

Signed by **TAN MENG DONG**)
for and on behalf of)
8I ENTERPRISES PTE LTD)
the presence of:)